UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street Phoenix, AZ		85034
(Address of principal executive offices)		(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 19, 2016, Avnet, Inc. (the “Company”) announced that it had entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Tech Data Corporation, a Florida corporation (“Buyer”), pursuant to which, the Company will sell its Technology Solutions operating group (the “TS Business”) to Buyer for $2.6 billion in a combination of $2.4 billion in cash and 2,785,402 of shares of Buyer’s common stock, par value $0.0015 per share. In connection with the transactions contemplated by the Purchase Agreement, the Company will undertake an internal reorganization (the “Reorganization”) to transfer the TS Business to newly formed subsidiaries of the Company (the “NewCos”), the equity of which will be sold to Buyer at closing.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and Buyer. The consummation of the transactions contemplated by the Purchase Agreement is subject to certain conditions, including without limitation (i) the absence of any law or injunction enacted, issued, promulgated, enforced or entered by any governmental authority preventing the consummation of the transactions contemplated by the Purchase Agreement or the Reorganization Agreement (as defined below); (ii) the expiration or termination of any waiting period applicable to the transactions contemplated by the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of applicable non-U.S. antitrust approvals; (iii) the completion of the Reorganization in accordance with the Reorganization Agreement; (iv) the accuracy of the parties’ representations and warranties; (v) the compliance by the parties with their respective covenants, obligations and agreements under the Purchase Agreement; and (vi) the absence, since the date of the Purchase Agreement, of any Material Adverse Effect or Buyer Material Adverse Effect (each as defined in the Purchase Agreement). The transaction is not subject to a financing condition.

The Purchase Agreement provides that the Company and/or Buyer may terminate the Purchase Agreement under certain circumstances, including (i) by mutual written consent of the parties; (ii) by either party if the transaction is not consummated on or before June 19, 2017; (iii) by either party if any governmental authority has issued a non-appealable final judgment, order, injunction, decree, ruling or other action preventing the transaction; (iv) by either party for certain breaches of the Purchase Agreement that are not cured, except that no termination right will be available to a party that is in material breach of its obligations under the Purchase Agreement, or whose failure to fulfill its obligations or to comply with its covenants under the Purchase Agreement has been the cause of the failure to satisfy any condition; or (v) by Buyer, in certain circumstances within 15 business days of the delivery of the Audited Financial Statements (as defined in the Purchase Agreement) subject to the terms of the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the TS Business, the Company, Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the TS Business, the Company, Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Reorganization Agreement

In connection with the transaction contemplated by the Purchase Agreement, the Company has entered into a Reorganization Agreement (the “Reorganization Agreement”), which provides for the transfer of the assets and liabilities of the TS Business to the NewCos and their subsidiaries. The Reorganization Agreement governs certain aspects of the relationship between the parties thereto after the Reorganization, including provisions with respect to release of claims, indemnification, access to financial and other information and access to and provision of records. The parties have mutual ongoing indemnification obligations following the Reorganization with respect to losses related to the TS Business and Retained Business (as defined in the Purchase Agreement), respectively.

Employee Matters Agreement

In connection with the transaction contemplated by the Purchase Agreement, the Company has entered into an Employee Matters Agreement, which provides for, among other things, the allocation between the parties thereto of certain assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters in connection with the transactions contemplated by the Purchase Agreement.

Item 7.01.	Regulation FD

On September 19, 2016, the Company disseminated an investor presentation to be used in connection with a conference call to be held with investors discussing the proposed transaction. The investor presentation is furnished (not filed) as Exhibit 99.1 hereto pursuant to Regulation FD.

On September 19, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Interest Purchase Agreement, dated as of September 19, 2016, by and among Avnet, Inc. and Tech Data Corporation

99.1	Investor Presentation dated September 19, 2016 (furnished pursuant to Regulation FD)

99.2	Press Release issued by Avnet, Inc. on September 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

Date: September 20, 2016	By:	/s/ Kevin Moriarty
	Name:	Kevin Moriarty
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Interest Purchase Agreement, dated as of September 19, 2016, by and among Avnet, Inc. and Tech Data Corporation

99.1	Investor Presentation dated September 19, 2016 (furnished pursuant to Regulation FD)

99.2	Press Release issued by Avnet, Inc. on September 19, 2016